Exhibit 99.1

Ubiquity, Inc. Registration Rights Agreement Is Now Effective

IRVINE, Calif., September 25, 2014 – Ubiquity, Inc. (OTCBB: UBIQ) (“Ubiquity” or the “Company”), a technology development and licensing company that holds an extensive portfolio of patents across multiple technology market verticals, announced that as of September 22, 2014, the previously announced registration rights agreement for holders of shares of the Company’s restricted common stock for a proposed firm commitment underwritten offering for gross proceeds to the Company of at least $40 million (the “Proposed Offering”) has been signed by holders of at least 75% of the Company’s issued and outstanding restricted common stock. The Registration Rights Agreement is now effective. The Registration Rights Agreement provides for certain milestones for it to remain effective, including matters related to engaging a managing underwriter and other matters related to a public offering. The Proposed Offering is intended by the Company to enable it to satisfy one of the requirements to uplist the Company’s common stock to NASDAQ.

“We are delighted that our shareholders continue to show their confidence in our Company and management team and will participate in our proposed public offering that will help us attain our growth objectives,” stated Chris Carmichael, CEO of Ubiquity, Inc. “We look forward to serving our shareholders and value their continued support as we continue to build value both operationally and in the public markets.”

Carmichael concluded, “All of our executives are party to the Registration Rights Agreement and will be subject to any additional lock-up as the managing underwriter may require and we appreciate the continued commitment of our executive team.”

Holders of restricted common stock that are party to the Registration Rights Agreement have agreed to not sell their shares except as part of the Proposed Offering or unless certain events (“milestones”) are not achieved by the dates specified in the Registration Rights Agreement. These milestones represent some of the key execution points to successfully complete a Proposed Offering such as engaging the managing underwriter, filing the registration statement with the SEC on Form S-1 and completing the offering. Each Holder may choose to opt out and not sell their shares in any Proposed Offering if the price or other terms are not acceptable to them.

The potential Registration Rights Agreement was previously announced by the Company on September 11, 2014. The Company’s filings with the Securities and Exchange Commission are available at the SEC’s website at http://www.sec.gov.

Herrick, Feinstein LLP is serving as legal counsel to the Company in this transaction.

About Ubiquity, Inc.

Based in Irvine, CA, Ubiquity is a vertically integrated, technology-focused media company. Ubiquity is focused in five specific areas with a robust portfolio of patents and intellectual property. The Company has developed an intuitive user interface making access to all content from any device in a simple, consistent format, has enabled the search and identification of any object and image in all video and digital media, and has developed a platform for mobile transaction including the integration of payments, money transfers, coupons and gifts. The Sprocket is an industry-leading, intuitive, immersive consumer experience for all web-based activity, and allows for the personalization of all content, whether public or private, in a unique, accessible way.

Through Ubiquity Labs we are leveraging an extensive portfolio of intellectual property spanning Web 3.0, immersive advertising, video compression, content distribution, eCommerce, and mobile applications to support the commercialization of new technologies. In addition, we intend to pursue strategic licensing opportunities.

To download Ubiquity's investor relations app, which offers access to SEC documents, press releases, videos, audiocasts and more, please click to download from your iPhone or iPad or Android device.

Forward-Looking Statements

This news release contains forward-looking statements and information that are based on the beliefs of management and reflect the Company's current expectations. When used in this news release, the words “anticipate,” “belief,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “positioned,” “predict,” “project,” “propose,” “should,” “strategy,” “will” and the negative or other variation of these words or such variations thereon or comparable terminology, are intended to identify forward-looking statements and information. Such statements and information reflect the current view of the Company with respect to risks and uncertainties that may cause actual results to differ materially from those contemplated in those forward-looking statements and information.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the failure of the business strategy, the integrity of the Company's patents and proprietary intellectual property, and competition. The Company cautions that the foregoing list of risk factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. When relying on the Company's forward-looking statements and information to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events, including the risk factors set out in the Company's 10K for the year ended December 31, 2013. See the sections entitled "Risk Factors" in Ubiquity's quarterly and annual reports as filed by Ubiquity from time to time with the Securities and Exchange Commission. The Company has assumed that the material factors referred to above will not cause such forward-looking statements and information to differ materially from actual results or events.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS NEWS RELEASE REPRESENTS THE EXPECTATIONS OF THE COMPANY AS OF THE DATE OF THIS NEWS RELEASE AND, ACCORDINGLY, IS SUBJECT TO CHANGE AFTER SUCH DATE. READERS SHOULD NOT PLACE UNDUE IMPORTANCE ON FORWARD-LOOKING INFORMATION AND SHOULD NOT RELY UPON THIS INFORMATION AS OF ANY OTHER DATE. WHILE THE COMPANY MAY ELECT TO, IT DOES NOT UNDERTAKE TO UPDATE THIS INFORMATION AT ANY PARTICULAR TIME EXCEPT AS REQUIRED IN ACCORDANCE WITH APPLICABLE SECURITIES LEGISLATION.

THIS PRESS RELEASE AND THE DOCUMENTS REFERENCED IN THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OR ANY SOLICITATION OF AN OFFER FOR THE SALE OF ANY SECURITIES. ANY SUCH SALE THAT INVOLVES A PUBLIC OFFERING MAY ONLY BE MADE THROUGH A PROSPECTUS THAT IS INCLUDED IN A REGISTRATION STATEMENT THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS EFFECTIVE.

Contact:

Investors:

KCSA Strategic Communications

Todd Fromer / Phil Carlson

tfromer@kcsa.com / pcarlson@kcsa.com

212-896-1215 / 212-896-1233